SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 18, 2011, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) signed  a letter agreement and Revolving Variable Rate Note (the “Note”) to AgSouth Farm Credit, ACA, an agricultural credit association (“the Lender”) to provide for additional funding over the $27,000,000 provided by the Third Amended and Restated Revolving Line of Credit and Security Agreement as previously amended (the “Agreement”) with the Lender.  The Note is in the principal amount of $550,000, bears interest at the rate of the one-month LIBOR plus 5.00% (500 basis points), and is due August 17, 2011.

The letter agreement and Note are to be treated as though incorporated into the Agreement, and the Company has agreed that an amendment to the Agreement incorporating the letter agreement and Note will be entered into at a later time.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: July 22, 2011

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer